UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2016  (April 1, 2016)

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain      Officers; Compensatory Arrangements of Certain Officers.

(a) At a meeting of the Board of Directors of Arrhythmia Research Technology, Inc. (the “Company”) on April 1, 2016, the Board of Directors, based upon the recommendation of the Nominating and Corporate Governance Committee, nominated two directors for re-election at the 2016 Annual Meeting of Shareholders as Class III directors to serve until the end of their term at the 2019 Annual Meeting of Shareholders.  Class III director Mr. Bryan S. Ganz was not one of those recommended.    Mr. Ganz stated that if it is the will of the Board that he not be nominated for election then he will resign from the Board.  Upon the Board’s resolution to accept the recommendation of the Nominating and Corporate Governance Committee, Mr. Ganz stated that he will be tendering his resignation and departed from the meeting.

The Nominating and Corporate Governance Committee and the Board considered issues related to interpretation of Company policy including the Company’s Corporate Governance Guidelines and its Policy and Procedures Regarding Shareholder Communications when making their decision not to recommend Mr. Ganz for election.

On April 2, 2016, the Company received a formal resignation letter, via email, from Mr. Ganz, attached as Exhibit 17.1.  The Board does not believe that Mr. Ganz’s resignation was a result of any disagreement with any of the Company’s operations, policies or practices.  The Company believes Mr. Ganz resigned due to the fact that he was not nominated to stand for election at the 2016 Annual Meeting of Shareholders.

Mr. Ganz was not a member of any committee of the Board of Directors at the time of his resignation.  Mr. Ganz has been provided a copy of this Current Report on Form 8-K and has been given an opportunity to furnish the Company as promptly as possible a letter addressed to the Company stating whether he agrees with the statements made by the Company regarding this Item 5.02 and if not, stating the respects in which he does not agree.

Mr. Ganz has provided the letter attached as Exhibit 17.2 in response.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

17.1Letter of Resignation by Mr. Bryan S. Ganz dated April 1, 2016.

17.2Response letter provided by Mr. Bryan S. Ganz dated April 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 7th day of April, 2016.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:  /s/ Derek T. Welch

Derek T. Welch

Chief Financial Officer

EXHIBIT INDEX

ExhibitDescription

17.1   Letter of Resignation by Bryan Scott Ganz dated April 1, 2016.

17.2Response letter provided by Mr. Bryan S. Ganz dated April 7, 2016.